Exhibit 5.3

June 30, 2009

Teck Resources Limited

Suite 3300 – 550 Burrard Street

Vancouver, British Columbia V6C 0B3

Dear Sirs:

Re:	Teck Resources Limited—Exchange Offer

We have acted as local counsel in the Province of Alberta for Teck Resources Limited (the “Company”) and each of Teck Coal Partnership (formerly Elk Valley Coal Partnership), Fording Limited Partnership and Cardinal River Coals Ltd. (collectively, the “Alberta Guarantors”) in connection with the offering and issue by the Company, pursuant to a registration rights agreement (the “Registration Rights Agreement”) dated as of May 8, 2009 by and among the Company, the Guarantors (as such term is defined in the Registration Rights Agreement) and the Initial Purchasers (as such term is defined in the Registration Rights Agreement), of Exchange Securities (as such term is defined in the Registration Rights Agreement) in exchange for Transfer Restricted Securities (as such term is defined in the Registration Rights Agreement).

Unless otherwise specifically stated herein, all capitalized terms used herein which are defined in the Registration Rights Agreement have the respective meanings ascribed to them in the Registration Rights Agreement.

Scope of Review

As local counsel in the Province of Alberta for the Company and the Alberta Guarantors, we have reviewed, among other things:

(a)	the Registration Rights Agreement;

(b)	the registration statement of the Company, the Alberta Guarantors and the other co-registrants named therein on Form F-4 dated June 30, 2009, as filed with the United States Securities and Exchange Commission (the “SEC”), in respect of the registration of the Exchange Securities and the Exchange Offer under the United States Securities Act of 1933, as amended (the “Registration Statement”);

(c)	the Exchange Securities;

(d)	the trust indenture made as of May 8, 2009 and supplemented as of June 25, 2009 among the Company, the Guarantors and The Bank of New York Mellon, as trustee (the “Indenture”); and

(e)	the guarantees entered into by each of the Alberta Guarantors in respect of the Exchange Securities (the “Alberta Guarantees”).

The Registration Rights Agreement, the Registration Statement, Exchange Securities, the Indenture and the Alberta Guarantees are collectively referred to herein as the “Transaction Documents”.

In addition, in connection with the opinions hereinafter expressed, we have considered such questions of law and we have examined such statutes and regulations, corporate records, certificates and other documents as we have deemed relevant and necessary as the basis for the opinions hereinafter set forth.

Assumptions, Limitations and Qualifications

As to various matters of fact material to this opinion that were not independently established, we have relied exclusively upon the following:

(a)	for the purpose of our opinion in paragraph 1, an Alberta trade name/partnership search dated June 30, 2009 for Teck Coal Partnership and a certificate dated June 30, 2009 of an officer of the managing partner of Teck Coal Partnership (the “Teck Coal Partnership Officer’s Certificate”);

(b)	for the purpose of our opinion in paragraph 2, an Alberta trade name/partnership search dated June 30, 2009 for Fording Limited Partnership and a certificate dated June 30, 2009 of an officer of the general partner of Fording Limited Partnership (the “Fording Limited Partnership Officer’s Certificate”);

(c)	for the purpose of our opinion in paragraph 3, a Certificate of Status in respect of Cardinal River Coals Ltd. dated June 30, 2009 issued under the Business Corporations Act (Alberta) (the “ABCA”) by the Registrar of Corporations of Alberta and a certificate dated June 30, 2009 of an officer of Cardinal River Coals Ltd. (the “Cardinal River Coals Ltd. Officer’s Certificate”); and

(d)	as to various other matters of fact relevant to this opinion, information with respect to which is in the possession of each of the Alberta Guarantors, we have relied solely upon the Teck Coal Partnership Officer’s Certificate, the Fording Limited Partnership Officer’s Certificate and the Cardinal River Coals Ltd. Officer’s Certificate, as applicable.

A copy of each of the documents referred to in paragraphs (a) to (d) above has been provided to you today.

For the purposes of the opinions expressed herein and in our examinations, we have assumed:

(a)	the genuineness of all signatures on, and the authority of persons signing, all documents examined by us;

(b)	the authenticity of all documents submitted to us as originals;

(c)	the conformity to authentic originals of all documents submitted to us as certified, conformed, notarial, facsimile, true or photostatic copies of original documents;

(d)	the veracity and completeness of all information contained in all documents submitted to us;

(e)	the identity and legal capacity at all relevant times of any natural persons;

(f)	all documents submitted to us have been executed in the form reviewed by us and have not been amended or modified since the date they were submitted to us, by written or oral agreement or by conduct of the parties thereto, or otherwise;

(g)	no “distribution” or “trade” (as such term is defined in the Securities Act (Alberta)) shall occur in the Province of Alberta as a result of the Exchange Offer or the issuance of the Exchange Securities;

(h)	all certificates, letters or lists issued by governmental authorities or agencies and referred to herein remain accurate as of the date hereof; and

(i)	there is no foreign law (as to which we have made no independent investigation) that would affect the opinions expressed here.

The opinions expressed herein are subject to the following qualifications: (i) no opinion is expressed with reference to compliance with the Personal Information Protection and Electronic Documents Act (Canada), the Personal Information Protection Act (Alberta) or any privacy laws of any other jurisdiction; and (ii) to the extent that any of the certificates, lists, internet sites or other documents we have relied upon are based upon any assumptions or are made subject to any limitations, qualifications or exceptions, our opinion given in reliance thereon is based on the same assumptions and is subject to the same limitations, qualifications or exceptions.

We have no responsibility and assume no responsibility to advise you of any changes to applicable laws or any changes involving any of the Company or the Alberta Guarantors after the date hereof.

Jurisdiction

We are solicitors qualified to carry on the practice of law in the Province of Alberta. The opinions expressed herein are limited to the laws of the Province of Alberta and the federal laws of Canada applicable therein in effect as of the date hereof (the “Applicable Laws”).

Opinions

Based and relying upon and subject to the foregoing, we are of the opinion that:

1.	Teck Coal Partnership is a general partnership that has been formed under, and is existing under, the laws of the Province of Alberta.

2.	Fording Limited Partnership is a limited partnership that has been formed under, and is existing under, the laws of the Province of Alberta.

3.	Cardinal River Coals Ltd. is a valid and subsisting corporation under the laws of the Province of Alberta.

4.	The Alberta Guarantors have all requisite power and capacity to execute, deliver and perform their respective obligations under the Transaction Documents to which each is a party.

5.	Each of the Transaction Documents to which an Alberta Guarantor is a party has been duly authorized and, to the extent the execution and delivery thereof are matters governed by the Applicable Laws, executed and delivered by each such Alberta Guarantor.

6.	The execution, delivery and performance by each of the Alberta Guarantors of each of the Transaction Documents to which it is a party and the performance of its respective obligations thereunder by each of the Alberta Guarantors, as applicable, will not (A) result in any violation of the provisions of the articles or by-laws (or equivalent constating documents), certificate of limited partnership or partnership agreement, as applicable, of the Alberta Guarantors, as the case may be, or (B) result in the violation of any Applicable Laws.

7.	No consent, approval, authorization, order, registration, filing or qualification of or with any Alberta provincial government, governmental, regulatory or administrative agency, authority, commission or instrumentality or court having jurisdiction over any of the Alberta Guarantors or any of their respective properties or assets is required for the execution, delivery and performance by each of the Alberta Guarantors of each of the Transaction Documents to which they are a party, the issuance of the Exchange Securities and compliance by each of the Alberta Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents except: (a) as such has been obtained under the Canada Business Corporations Act, (b) applicable filings under the Personal Property Security Act (Alberta).

Reliance

This opinion is delivered to the addressees pursuant to the request of the Company in connection with the above-referenced transaction and may be relied upon by the Company in connection therewith but not by any other person or entity or by anyone for any other purpose (except that the Company’s counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP may rely on this opinion for the issuance of its opinion letter in connection with the transactions contemplated by the Transaction Documents), nor may it be copied or quoted by persons other than the Company or distributed to persons other than the Company without our prior written consent, provided that this opinion may be filed by the Company with the SEC as an exhibit to the Registration Statement. We hereby consent to the inclusion of a reference to the name of our firm under the heading “Legal Matters” contained in the prospectus included in the Registration Statement.

Yours truly,

/s/ Bennett Jones LLP